Exhibit (i)

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Transaction Statement on Schedule 13E-3 of our report dated August 23, 2002 (except for Note N, as to which the date is September 27, 2002), with respect to the consolidated financial statements of Henley Limited Partnership and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Boston, Massachusetts
April 1, 2003


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